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                                                                    EXHIBIT 23.2


           CONSENT OF HILL, BARTH & KING, INC., INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in this Registration Statement and related Prospectus of F.N.B. Corporation on Form S-4 and to the incorporation by reference therein of our report dated January 22, 1997 on our audits of the consolidated financial statements of Southwest Banks, Inc. which have been incorporated into the consolidated financial statements of F.N.B. Corporation and Subsidiaries for the year ended December 31, 1997 by reference in the Current Report on Form 8-K dated October 29, 1998.


                                        HILL, BARTH & KING, INC.
                                        Certified Public Accountants


Naples, Florida
November 9, 1998